UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2008
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-18443 (Commission File Number)	52-1574808 (IRS Employer Identification Number)
8125 North Hayden Road
Scottsdale, Arizona 85258-2463
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURE

Item 8.01	Other Events.
     On January 30, 2008, Medicis Pharmaceutical Corporation (“Medicis” or the “Company”) received a letter from the U.S. Food and Drug Administration (“FDA”) stating that, upon a preliminary review of the Company’s Biologics License Application (“BLA”) for the botulinum toxin type A, RELOXIN®, in aesthetics, the FDA has determined not to accept the BLA for filing because it is not sufficiently complete to permit a substantive review. The reasons cited by the FDA were that the application did not address how Medicis would fulfill its responsibilities as the manufacturer of the product and that the application included letters of authorization supporting a separate BLA submitted by Ipsen. The FDA’s letter only addressed administrative deficiencies in the application and did not reference any substantive deficiencies. The Company continues to believe that its BLA is strong, and it intends to promptly work with the FDA and coordinate its activities with Ipsen to address these administrative issues. While Medicis is uncertain of the impact at this time, the FDA’s determination not to accept the Company’s BLA may result in delays in the FDA’s substantive response to the BLA.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2008	Medicis Pharmaceutical Corporation
	By:	/s/ Mark A. Prygocki, Sr.
Mark A. Prygocki, Sr.
Executive Vice President, Chief Financial Officer and Treasurer